UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

HELIOS AND MATHESON NORTH AMERICA INC

(Former name)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

Empire State Building, 350 5th Avenue, New York, New York 10118

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, the Compensation Committee of Helios and Matheson Information Technology Inc. (the "Company") decided to retroactively increase the compensation of Ms. Divya Ramachandran, the Company's President and Chief Executive Officer. As of July 1, 2011, Ms. Ramachandran's annual base salary is $250,000. Ms. Ramachandran will also be eligible for a bonus based on both individual and company performance for the 12 month period beginning on July 1, 2011 and ending on June 30, 2012. The determination as to whether bonus compensation will be paid and the amount of the bonus will be within the discretion of the Compensation Committee. Finally, effective April 1, 2011, Ms. Ramachandran will be entitled to use of the Company's apartment, with rent and utility expenses paid by the Company, or she will be reimbursed for monthly rent and utility expenses incurred for other housing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON
INFORMATION TECHNOLOGY INC

Date: February 17, 2012	By:	/s/ Umesh Ahuja
Chief Financial Officer